                                                                   Exhibit 1

                                                                   DRAFT 3/28/95





                                  $150,000,000

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                    FIRST MORTGAGE BONDS, ______% DUE 20___





                             UNDERWRITING AGREEMENT




_______________, 1995
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                                                                  April __, 1995



Morgan Stanley & Co.
  Incorporated
[Lehman Brothers Inc.]
1251 Avenue of the Americas
New York, New York 10020

Dear Sirs:

   The Cleveland Electric Illuminating Company, an Ohio corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters") $150,000,000 principal amount of its First Mortgage Bonds, _______% Series due 2025-B (the "Securities") to be issued as a series of the Company's First Mortgage Bonds ("First Mortgage Bonds") under the Mortgage and Deed of Trust, dated July 1, 1940, from the Company to Guaranty Trust Company of New York, as trustee, under which The Chase Manhattan Bank (National Association) is successor trustee ("First Mortgage Trustee"), as supplemented and modified by sixty supplemental indentures and as to be further supplemented by a Sixty-Ninth Supplemental Indenture to be dated as of April 1, 1995 supplemental indenture to be dated April 15, 1995 (the "Supplemental Indenture"; together called the "First Mortgage").

   The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Securities. The registration statement, including any information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A (if applicable) under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the Prospectus.

                                       I.

   The Company represents and warrants to and agrees with each of the Underwriters that:

   (a) The Registration Statement has become effective or will become effective not later than 10:00 a.m. on the day after the date hereof; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

   (b)(i) Each document, if any, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the First Mortgage Trustee.

   (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

   (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

   (e) This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

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   (f)   The First Mortgage has been duly qualified under the Trust Indenture
Act, the Supplemental Indenture has been duly authorized and, at the Closing Date (as hereinafter defined), the Supplemental Indenture will be duly executed and delivered by the Company and the First Mortgage will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

   (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the First Mortgage and delivered to and paid for by the Underwriters in accordance with the terms of this Underwriting Agreement, will be entitled to the benefits of the First Mortgage and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

   (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Underwriting Agreement, the Supplemental Indenture, the First Mortgage and the Securities will not contravene any provision of applicable law or the articles of incorporation or regulations of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Underwriting Agreement, the First Mortgage or the Securities, except such as have been obtained from The Public Utilities Commission of Ohio (the "PUCO") and under the Securities Act or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

   (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Prospectus.

   (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any

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of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

   (k) The Company has good title to substantially all the properties referred to or described in the Prospectus and in the granting clauses of the First Mortgage, subject only to the conditions and exceptions set forth in the Prospectus, none of which conditions and exceptions materially impairs the use of the property affected thereby in the operation of the business of the Company. The First Mortgage constitutes a valid and perfected first lien on said property, subject to said conditions and exceptions.

   (l) The Company is a "subsidiary" of Centerior Energy Corporation, which is a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Centerior Energy Corporation is exempt from regulation under such Act pursuant to Section 3(a)(1) thereof and the rules and regulations thereunder promulgated by the Commission and, therefore, the Company is also exempt from such regulation.

   (m) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies, including, without limitation, the PUCO, necessary to conduct the business now operated by them. The Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the Company and its subsidiaries, taken as a whole.

   (n) The Company is not an "investment company" or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

   (o) The Company does not do business with the government of Cuba or with any person or affiliate located in Cuba.

                                      II.

   The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal

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amounts of Securities set forth in Schedule I hereto opposite their names at
_____% of their principal amount -- the purchase price -- plus accrued interest, if any, from _______, 1995 to the date of delivery.

                                      III.

   The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities an soon after the Registration Statement and this Underwriting Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the securities are to be offered to the public initially at _____% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by you at a price that represents a concession not in excess of ___% of their principal amount under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of ___% of their principal amount, to any underwriter or to certain other dealers.

                                      IV.

   Payment for the Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, at 10:00 A.M., local time, on _______, 1995, or at such other time on the same or such other date, not later than _______, 1995, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

   Payment for the securities shall be made against delivery to you for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

                                       V.

   The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than 10:00 a.m. on the day after the date hereof, that the Company shall have received the approval by the PUCO of the issuance, sale and delivery of the Securities on terms consistent with those described in the Registration Statement, and that such approval shall not have been withdrawn.

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   The several obligations of the Underwriters hereunder are subject to the following further conditions:

   (a) Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date,

     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's debt securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Prospectus, that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus; and

     (iii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market (other than any such suspension with respect to any debt security of the Company resulting solely from the maturit or the redemption or the announcement of redemption of such debt security), (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and, in the case of any of the events described in clauses (iii)(A) through (D), such event, singly or together with any other such event, makes it impracticable for you to market or hold the Securities on the terms and in the manner contemplated by the Prospectus.

   (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Underwriting Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

  The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

   (c) You shall have received on the Closing Date an opinion of Fred J. Lange, Jr., Terrence G. Linnert, Mary E. O'Reilly or Kevin P. Murphy, counsel for the Company (or other such counsel reasonably satisfactory to you), dated the Closing Date, to the effect that

  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

  (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

  (iii) this Underwriting Agreement has been duly authorized, executed and delivered by the Company;

  (iv) the First Mortgage has been duly qualified under the Trust Indenture Act, the Supplemental Indenture has been duly authorized, executed and delivered by the Company and the First Mortgage is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (E) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

  (v) the Securities have been duly authorized and executed and, when authenticated in accordance with the provisions of the First Mortgage and delivered to and paid for by the Underwriters in accordance with the terms of this Underwriting Agreement, will be entitled to the benefits of the First Mortgage and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (A)

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the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

  (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Underwriting Agreement, the Supplemental Indenture, the Securities and the First Mortgage will not contravene any provision of applicable law or the articles of incorporation or regulations of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental order or agency is required for the performance by the Company of its obligations under this Underwriting Agreement, the Securities and the First Mortgage, except such as have been obtained from the PUCO and under the Securities Act or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

  (vii) the statements (A) in the Prospectus under the captions "Description of New Bonds" and "Underwriters," (B) in the Registration Statement under Item 15 and (C) under the captions "General Regulation," "Environmental Regulation," "Electric Rates," "Title to Property," and "Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

  (viii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

  (ix) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

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  (x)  the Company has good title to substantially all the properties referred to or described in the Prospectus and in the granting clauses of the First Mortgage, subject only to the conditions and exceptions set forth in the Prospectus, none of which materially impairs the use of the property affected thereby in the operation of the business of the Company;

  (xi) the First Mortgage and all financing statements have been duly filed and recorded in all places where such filing or recording is necessary for the perfection or preservation of the lien of the First Mortgage, and the First Mortgage constitutes a valid and perfected first lien on all of the property referred to in subparagraph (x), subject only to the conditions and exceptions referred to therein, and, under current law, all property acquired by the Company hereafter, other than property excepted by the express terms of the First Mortgage from the lien of the First Mortgage, will become subject to the lien thereof upon acquisition;

  (xii) except as may be set forth in the Prospectus, the Company and its subsidiaries have statutory authority, franchises and consents free from burdensome restrictions and adequate for the conduct of the business in which they are engaged;

  (xiii) the Company is a "subsidiary" of Centerior Energy Corporation, which is a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Centerior Energy Corporation is exempt from regulation under such Act pursuant to Section 3(a)(1) thereof and the rules and regulations thereunder promulgated by the Commission and, therefore, the Company is also exempt from such regulation;

  (xiv) such counsel is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; and

  (xv) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (B) believes that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to

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
be stated therein or necessary to make the statements therein not misleading and (C) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the Closing Date does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (d) You shall have received on the Closing Date an opinion of Baker & Hostetler, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iii), (iv), (v), (vii) (but only as to the statements in the Prospectus under "Description of New Bonds" and "Underwriters"), (ix) and (xv) of paragraph (c) above.

    With respect to subparagraph (xiv) of paragraph (c) above, Terrence G. Linnert, Mary E. O'Reilly or Kevin P. Murphy may state that their opinion and belief are based upon his or her participation in the preparation of these documents and review and discussion of the contents thereof.

    With respect to subparagraph (xv) of paragraph (c) above, Terrence G. Linnert, Mary E. O'Reilly or Kevin P. Murphy, and Baker & Hostetler, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

    The opinion of Terrence G. Linnert, Mary E. O'Reilly or Kevin P. Murphy, described in paragraph (c) above, shall be rendered to you at the request of the Company and shall so state therein.

     (e) You shall have received, on the Closing Date, a letter dated the Closing Date, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                                      VI.

   In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

     (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

    (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

    (c) If, during such period after the first day of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any
  other dealers upon   request, either amendments or supplements to the
  Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the law.

    (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate and (ii) any review of the offering of the Securities by the National Association of Securities Dealers, Inc.

    (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 1995 that satisfies the provisions of Section

  11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

                                      VII.

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expenses of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The Indemnifying Party shall not be liable for any settlement of any proceeding affected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement of judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (a) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (b) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     To the extent the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

     The indemnity and contribution provisions contained in this Article VII and the representations and warranties of the Company contained in this Underwriting Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Underwriting Agreement, (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (c) acceptance of and payment for any of the Securities.

                                     VIII.

     This Underwriting Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market (other than any such suspension with respect to any debt security of the Company resulting solely from the maturity or the redemption or the announcement of redemption of such debt security), (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through
(iv), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.


                                      IX.

     This Underwriting Agreement shall become effective upon the latter of (x) execution and delivery hereof by the parties hereto and (y) notification of the effectiveness of the Registration Statement by the Commission.

     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement.

     If this Underwriting Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Underwriting Agreement, or if for any reason the Company shall be unable to perform its obligations under this Underwriting Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Underwriting Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Underwriting Agreement or the offering contemplated hereunder.

     This Underwriting Agreement may be signed in two or more counterparts, each
of which shall be an original, with the   same effect as if the signatures
thereto and hereto were upon the same instrument.

     This Underwriting Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                Very truly yours,

                                THE CLEVELAND ELECTRIC ILLUMINATING
                                COMPANY


                                By:  ______________________________
                                     Title


Accepted __________, 1995

By:  Morgan Stanley & Co.
  Incorporated


By:  ___________________________

                                   SCHEDULE I


                                                        Principal Amount
                                                         of Securities
Underwriters:                                           To Be Purchased
------------                                            ---------------

Morgan Stanley & Co. Incorporated                         $
Lehman Brothers Inc.





                                                          ____________

                                         Total........... $150,000,000





RAW0233:03253:95001:RAW-01A.dup
oa 3/28/95